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                                                Exhibit 23.1

                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-34578), as amended, of our report dated March 30, 2001, included in WorldCom, Inc.'s Form 10-K/A for the year ended December 31, 2000, and to all references to our Firm included in the prospectus dated May 1, 2001, as amended or supplemented, relating to the Registration Statement.


                              ARTHUR ANDERSEN LLP

Jackson, Mississippi
May 1, 2001